                                                                 EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                         DREYER'S GRAND ICE CREAM, INC.

     FIRST:  The name of this Corporation is DREYER'S GRAND ICE CREAM, INC.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the city of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The name and mailing address of the incorporator of the corporation is:

     Edmund R. Manwell ...................  Manwell & Wes
                                            425 California Street, Suite 1301
                                            San Francisco, CA 94104

     FOURTH: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FIFTH: (A) The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000) and the number of shares of Common Stock authorized to be issued is Fifteen Million (15,000,000). The stock, whether Preferred Stock or Common Stock, shall have a par value of $1.00 per share.

     (B) The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.



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    SIXTH:  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the By-laws of the Corporation; provided, however, any By-law amendment adopted by the Board of Directors increasing or reducing the authorized number of directors shall require a resolution adopted by the affirmative vote of not less than seventy-five percent of the directors. In addition, new by-laws may be adopted or the By-laws may be amended or repealed by a vote of not less than eighty percent (80%) of the outstanding stock of the Corporation entitled to vote thereon.

     SEVENTH: (A) The number of directors which shall constitute the whole Board of Directors of this Corporation shall be as specified in the By-laws of this Corporation, subject to the provisions of Article SIXTH and this Article SEVENTH; and

     (B)  The Board of Directors shall be and is divided into three classes:
Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1986; each initial director in Class II shall hold office until the annual meeting of stockholders in 1987; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1988. In the event the number of directors cannot be divided evenly among the three Classes, Class I shall contain the smallest number of directors and Class III shall contain the largest number of directors. Notwithstanding the foregoing provisions of this Article SEVENTH, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

     (C) In the event of any increase or decrease in the authorized number of directors, (1) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and (2) the newly created or eliminate directorship resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

     EIGHTH: No action shall be taken by the stockholders except at an annual or special meeting of stockholders. No action shall be taken by stockholders by written consent.

     NINTH: Special meetings of the stockholders of this Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the President or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the By-laws of this Corporation, include the power to call such meetings, but such special meetings may not be called by





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any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any certificate filed under Section 151(g) of the Delaware General Corporation Law designating the number of shares of Preferred Stock to be issued and the rights, preferences, privileges and restrictions granted to or imposed on the holders of such designated Preferred Stock, as permitted by Article FIFTH hereof, then such special meeting may also be called by such person or persons in the manner, at the times and for the purposes so specified.

     TENTH: Except as may be set forth in a certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware pursuant to Article FIFTH hereof requiring a specified percentage of the voting power of any series of Preferred Stock created pursuant thereto, the approval or authorization of any "Business Combination" (as defined in Article ELEVENTH hereof) of the Corporation with any "Substantial Stockholder" (as defined in Article ELEVENTH hereof) (i) shall require the affirmative vote of the holders of not less than eighty percent (80%) of the total voting power of all outstanding shares of stock of the Corporation having the right to vote in respect of such Business Combination, and (ii) also shall require the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of stock so entitled to vote held by stockholders other than such Substantial Stockholder and its Affiliates and Associates; provided, however, that the voting requirements provided by clauses (i) and
(ii) above shall not be applicable if:

    (A) The Business Combination was approved by the Board of Directors of the Corporation prior to the time the Substantial Stockholder in questions first became a Substantial Stockholder; or

    (B) The Business Combination was approved by the Board of Directors of the Corporation after the time the Substantial Stockholder in question first became a Substantial Stockholder, but only if such Substantial Stockholder obtained the unanimous approval of the Board of Directors of the Corporation to his becoming a Substantial Stockholder, which approval was obtained prior to his becoming a Substantial Stockholder; or

    (C) The Business Combination is solely between the Corporation and another corporation, fifty percent (50%) or more of the voting stock of which is owned by the Corporation and none of which is owned by a Substantial Stockholder, provided that each stockholder of the Corporation receives the same type of consideration in such transaction as every other stockholder of the same class in proportion to his stockholdings and each holder of Common Stock of the Corporation receives or retains Common Stock in the surviving corporation or in any other corporation which is a party to such Business Combination; or

    (D)  All of the following conditions are satisfied:





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      (1)  The cash or fair market value of the property, securities or "Other
 Consideration To Be Received" (as defined in Article ELEVENTH hereof) per share by holders of Common Stock of the Corporation in the Business Combination is not less than the higher of (i) the highest per share price (including brokerage commissions, soliciting dealers' fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by such Substantial Stockholder in acquiring any of its holdings of Common Stock of the Corporation or (ii) an amount which bears the same or a greater percentage relationship to the market price of the Common Stock of the Corporation immediately prior to the announcement of such Business Combination as the highest per share price determined in (i) above bears to the market price of the Common Stock of the Corporation immediately prior to the commencement of acquisition of the Common Stock of the Corporation by such Substantial Stockholder, but in no event in excess of two times the highest per share price determined in (i) above;

      (2) After becoming a Substantial Stockholder and prior to the consummation of such Business Combination, (i) such Substantial Stockholder shall not have acquired any newly issued shares of capital stock, directly or indirectly, from the Corporation (except in connection with any Stock Option Plan of the Corporation or upon conversion of convertible securities acquired by it prior to becoming a Substantial Stockholder or upon compliance with the provision of this Article TENTH or as a result of a pro rata stock dividend or stock split or other recapitalization) and (ii) such Substantial Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation, or made any major changes in the business or equity capital structure of the Corporation; and

      (3) A proxy statement meeting the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, whether or not the Corporation is then subject to such requirements, shall be mailed to the stockholders of the Corporation for the purpose of soliciting stockholder approval of such Business Combination and shall contain, prominently displayed, (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any Outside Directors, may choose to state, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of the terms of such Business Combination, from the point of view of the stockholders of the Corporation who are not Substantial Stockholders or their Affiliates or Associates (such investment banking firm to be engaged solely on behalf of the stockholders who are not Substantial Stockholders or their Affiliates or Associates, to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion, to be an investment banking firm which has not previously been associated with any such Substantial





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Stockholder and, if there are then any such directors, to be selected by a majority of the Continuing Directors and Outside Directors).

     ELEVENTH: As used in this Certificate of Incorporation, the terms hereafter defined shall have the following meanings:

      (A) The terms "Affiliate" and "Affiliated with" shall mean, with respect to a specific Person, a Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

      (B) The term "Associate" shall mean, when used to indicate a relationship with any Person, (1) any corporation, partnership, association or other organization (other than the Corporation or a majority-owned subsidiary of the Corporation) of which such Person is an officer, partner or, directly or indirectly, Beneficial Owner of ten percent (10%) or more of any class of equity securities or other beneficial or voting interest, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or (4) any investment company registered under the Investment Company Act of 1940 for which such Person or any Affiliate of such Person serves as investment adviser.

      (C) A Person shall be considered the "Beneficial Owner" of any shares or other beneficial or voting interest (whether or not owned of record):

        (1) With respect to which such Person or any Affiliate or Associate of such Person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such shares or interests and/or
   (ii) investment power, including the power to dispose of or to direct the disposition of such shares or interests;

        (2) Which such Person or Affiliate or Associate of such Person has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or

        (3) Which are Beneficially Owned within the meaning of (1) or (2) of this definition by any other Person with which such first-mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or





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      disposing of any shares of stock of the Corporation or any subsidiary of the Corporation or acquiring, holding or disposing of all or any Substantial Part of the assets or business of the Corporation or a subsidiary of the Corporation.

      For the purpose only of determining whether a Person is the Beneficial Owner of a percentage of outstanding shares of the Corporation specified in this Certificate of Incorporation, such shares shall be deemed to include any shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this definition.

      (D) The term "Business Combination" shall mean (1) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into a Substantial Stockholder, (2) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, in a single transaction or series of related transactions, of all or any Substantial Part of the assets of the Corporation (including without limitation, any voting securities of a subsidiary) or of a subsidiary of the Corporation to a Substantial Stockholder, (3) any merger or consolidation of a Substantial Stockholder with or into the Corporation or a subsidiary of the Corporation, (4) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or other security device, in a single transaction or series of related transactions, of all or any Substantial Part of the assets of a Substantial Stockholder to the Corporation or a subsidiary of the Corporation, (5) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Substantial Stockholder, except if such issuance is in connection with any Stock Option Plan of the Corporation, (6) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Substantial Stockholder, except if such acquisition is in connection with shares acquired by the Corporation as consideration for shares issued pursuant to any Stock Option Plan of the Corporation, (7) any reclassification of Common Stock of the Corporation, or any recapitalization involving Common Stock of the Corporation, consummated within five (5) years after a Substantial Stockholder becomes a Substantial Stockholder, (8) any liquidation or dissolution of the Corporation proposed, directly or indirectly, by or on behalf of a Substantial Stockholder, (9) any merger or consolidation of the Corporation proposed by or on behalf of a Substantial Stockholder, unless the surviving or consolidated corporation, as the case may be, has a provision in its certificate of incorporation substantially identical to Articles TENTH, ELEVENTH and TWELFTH hereof, and (10) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination. A Business Combination with a Person shall be deemed to be a





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 Business Combination with a Substantial Stockholder if such Person is a
 Substantial Stockholder at any of the following times: (i) the date any definitive agreement relating to a Business Combination is entered into or amended; (ii) the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination; and (iii) immediately prior to the consummation of a Business Combination.

      (E) The term "Continuing Director" shall mean a director who was a member of the Board of Directors of the Corporation immediately prior to the time that any Substantial Stockholder involved in the proposed Business Combination first became a Substantial Stockholder.

      (F) The term "Other Consideration To Be Received" shall include, without limitation, shares of stock of the Corporation retained by any of its stockholders other than a Substantial Stockholder or its Affiliates or Associates in the event of a Business Combination with such Substantial Stockholder in which the Corporation is the surviving entity.

      (G) The term "Outside Director" shall mean a director who is not (1) an officer or employee of the Corporation or any relative of an officer or employee, (2) a Substantial Stockholder or an officer, director, employee, Associate or Affiliate of a Substantial Stockholder, or a relative of any of the foregoing, or (3) a Person having a direct or indirect material business relationship with the Corporation.

      (H) The term "Person" shall mean any person, partnership, corporation, group or other entity (other than the Corporation, any subsidiary of the Corporation, or a trustee holding stock for the benefit of any of the employees of the Corporation or its subsidiaries, pursuant to one or more employee benefit plans or arrangements, but only in such capacity). When two or more persons act as a partnership, limited partnership, syndicate, joint venture, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnerships, syndicate, joint venture, association or group shall be deemed a "Person."

      (I) The term "Substantial Stockholder" shall mean any Person which, together with any Affiliate or Associate, is the Beneficial Owner of ten percent (10%) or more of the outstanding Common Stock of the Corporation or of the outstanding voting stock of the Corporation or any Person which, together with any Affiliate or Associate, was at any time within the five (5) years preceding the date for such determination the Beneficial Owner of ten percent (10%) or more of the then outstanding Common Stock of the Corporation or of the outstanding voting stock of the Corporation.





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      (J)  The term "Substantial Part" shall mean more than ten percent (10%)
 of the total assets of the individual, corporation, partnership or other person or entity in question as of the end of its most recent fiscal year ending prior to the time the determination is being made.

    TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred by Stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH and this Article TWELFTH may not be amended, altered, changed or repealed in any respect (nor may any cumulative voting provision be adopted) nor may any other provision be amended, adopted or repealed which would have the effect of modifying or permitting circumvention of such provision, if there is then a Substantial Stockholder, unless such amendment, alteration, change or repeal is approved by the affirmative vote of the holders of at least eighty percent (80%) of the total voting power of the Corporation and also by the affirmative vote of the holders of not less than a majority of the total voting power of the Corporation other than a Substantial Stockholder and any Affiliates and Associates of such a Substantial Stockholder.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does hereby make and file this Certificate.


Dated:  April 5, 1985                    /s/  Edmund R. Manwell
                                          ________________________
                                              Edmund R. Manwell





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                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION


        Dreyer's Grand Ice Cream, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,


        DOES HEREBY CERTIFY:

        FIRST: That by a Unanimous Written Consent of the Board of Directors of Dreyer's Grand Ice Cream, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                RESOLVED, that Article Fifth, Paragraph A of this corporation's Certificate of Incorporation be amended to read in its entirety as follows:

                   "(A) The Corporation is authorized to issue two classes
              of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000) and the number of shares of Common Stock authorized to be issued is Thirty Million (30,000,000). The stock, whether Preferred Stock or Common Stock, shall have a par value of $1.00 per share."

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Dreyer's Grand Ice Cream, Inc. has caused this certificate to be signed by William F. Cronk, III, its President, and Edmund R. Manwell, its Secretary, this 28th day of September, 1990.



                                BY:        /s/ William F. Cronk
                                    ------------------------------------
                                     William F. Cronk, III, President




                                ATTEST:      /s/ Edmund R. Manwell
                                        --------------------------------
                                          Edmund R. Manwell, Secretary

                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION



         Dreyer's Grand Ice Cream, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That at a meeting of the Board of Directors of Dreyer's Grand Ice Cream, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         "RESOLVED, that this corporation's Certificate of Incorporation be amended to add Article Thirteenth to read in its entirety as follows:

         'THIRTEENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.'

         RESOLVED FURTHER, that any officer, acting alone, is hereby authorized and directed to execute all documents and to take such necessary action as may be required to effectuate the foregoing amendment, including the execution and filing with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate of Incorporation."


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         SECOND:  That thereafter, pursuant to resolution of its Board of
Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by T. Gary Rogers, its Chairman of the Board, and attested by Edmund R. Manwell, its Secretary, this 8th day of May, 1987.

                                            By:     /s/ T. Gary Rogers
                                                ------------------------------
                                                        T. Gary Rogers
                                                    Chairman of the Board


                                            Attest: /s/ Edmund R. Manwell
                                                    --------------------------
                                                        Edmund R. Manwell
                                                            Secretary





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                         DREYER'S GRAND ICE CREAM, INC.

                           CERTIFICATE OF DESIGNATION
                            OF SERIES A CONVERTIBLE
                   PREFERRED STOCK SETTING FORTH THE POWERS,
                      PREFERENCES, RIGHTS, QUALIFICATIONS,
                        LIMITATIONS AND RESTRICTIONS OF
                         SUCH SERIES OF PREFERRED STOCK

         Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Dreyer's Grand Ice Cream, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY
CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors of the Corporation by paragraph (B) of Article FIFTH of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on June 24, 1993, adopted the following resolution creating a series of Preferred Stock designated as Series A Convertible Preferred Stock.

         RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the General Corporation Law of the State of Delaware and the provisions of the Certificate of Incorporation, a series of the class of authorized Preferred Stock, par value $1.00 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

         Section 1. Designation and Number. (a) The shares of such series shall be designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"). The number of shares initially constituting the Series A Preferred Stock shall be 1,007,522, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased (i) prior to conversion or redemption of all of the Corporation's 6.25% Subordinated Convertible Notes due June 30, 2001 (the "Notes"), and, if the Notes are converted into shares of Series B Convertible Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), prior

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

to the conversion or redemption of all of the shares of Series B Preferred Stock and (ii) after conversion or redemption of all of the Notes or shares of Series B Preferred Stock, below the number of then outstanding shares of Series A Preferred Stock.

         (b)     The Series A Preferred Stock shall, except as provided in
Section 3(b) hereof, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank senior to the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock").

         Section 2. Dividends and Distributions. (a) No dividend or distribution in cash, shares of stock or other property on the Common Stock shall be declared or paid or set apart for payment unless, at the same time, the same dividend or distribution is declared or paid or set apart, as the case may be, on the Series A Preferred Stock payable on the same date, at the rate per share of Series A Preferred Stock based upon the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible (as adjusted pursuant to Section 8) on the record date for such dividend or distribution on the Common Stock.

         (b) In the event that (i) any dividend payable on the Series A Preferred Stock pursuant to Section 2(a) shall not have been paid in full, (ii) the Corporation shall have breached in any material respect any of the covenants (provided the applicable covenant shall then be in effect pursuant to the terms of the Purchase Agreement (as defined in Section 11)) set forth in Sections 6.1 through 6.4, 6.14, 6.16, 6.17, 6.18 and 13.10 of the Purchase Agreement and such breach continues for a period of 30 days after notice in writing by the holders of shares of Series A Preferred Stock (it being understood that the Corporation shall not be deemed in breach of its obligation under Section 13.10 with respect to any amount in dispute (but not any undisputed portion of such amount) unless and until the Corporation shall have specifically admitted in writing its obligation to pay such amount or there shall have been a final non-appealable judgment that such amount is due and owing by the Corporation), (iii) the Corporation shall have failed to redeem shares of Series A Preferred Stock pursuant to Section 5(a), whether or not by reason of the absence of legally available funds or (iv) default shall be made with respect to any indebtedness of the Corporation with a principal amount outstanding in excess of $5,000,000 with the result that such indebtedness has become due and payable prior to the date on which the same would otherwise have become due and payable, then, in any such case, the holders of Series A


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

Preferred Stock shall be entitled to annual dividends (in addition to any dividend payable pursuant to Section 2(a)) at a rate of 2% per annum from the applicable dividend payment date or date of such breach, default or failure to redeem, as the case may be, out of funds legally available therefor, payable quarterly on the last Business Day of each March, June, September and December, through the date of payment of such dividend, cure of such breach or default or redemption, as the case may be.

         Section 3. Voting Rights. In addition to any voting rights provided by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

         (a) So long as any of the Series A Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together as a single class with the holders of Common Stock. The holders of each share of Series A Preferred Stock shall be entitled to vote with respect to each share of Series A Preferred Stock held by each such holder a number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible (as adjusted pursuant to Section 8) on the record date for such vote.

         (b) The affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting together as a class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of any class or classes or series within a class of the Corporation's capital stock ranking prior to or pari passu with (either as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up) the Series A Preferred Stock (other than the shares of Series B Preferred Stock and shares of participating preferred stock issuable upon exercise of the Rights (as defined in Section 11)); (ii) increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of, Series A Preferred Stock; or
(iii) authorize, adopt or approve an amendment to the Certificate of Incorporation of the Corporation or this Certificate of Designation which would increase or decrease the par value of the shares of Series A Preferred Stock, or alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect such shares of Series A Preferred Stock adversely.

         (c) If on any date (i) any dividend payable on the Series A Preferred Stock shall not have been paid in full, (ii) the Corporation shall have breached in any material respect any of the covenants (provided the applicable covenant shall then be in effect pursuant to the terms of the Purchase Agreement) set forth in Sections 6.1 through 6.4, 6.14, 6.16, 6.17,
6.18 and 13.10 of the Purchase Agreement and such breach continues for a period of 30 days after notice in writing by the holders of shares of Series A Preferred Stock (it being understood that the Corporation shall not be deemed in breach of its obligation under Section 13.10 with respect to any amount in dispute (but not any undisputed portion of such amount) unless and until the Corporation shall have specifically admitted in writing its obligation to pay such amount or there shall have been a final non-appealable judgment that such amount is due and owing by the Corporation), (iii) the Corporation shall have failed to satisfy its obligation to redeem shares of Series A Preferred Stock pursuant to Section 5(a), whether or not by reason of the absence of legally available funds therefor or (iv) default shall be made with respect to any indebtedness of the Corporation with a principal amount outstanding in excess of $5,000,000 with the result that such indebtedness has become due and payable prior to the date on which the same would otherwise have become due and payable, then, in each such case, the number of directors constituting the Board of Directors of the Corporation shall, without further action, be increased by one and the holders of shares of Series A Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect such director of the Corporation who shall be in addition to the remaining directors elected or to be elected by the other classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors who are members of the class of directors which includes such director. Such additional director shall continue as a director and such additional voting right shall continue until such time as (A) all dividends accumulated on the Series A Preferred Stock shall have been paid in full, (B) such breach shall have been cured, (C) any mandatory redemption obligation provided in Section 5(a) which has become due shall have been satisfied, or (D) all defaults described in clause (iv) above shall have been cured or waived, as the case may be, at which time such additional voting right of the holders of Series A Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of the character indicated above.

         (d) (i) The foregoing rights of holders of shares of Series A Preferred Stock to take any actions as provided in this Section 3 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof.

         So long as such right to vote continues, the Chairman of the Board of the Corporation may call, and if the holders of Series A Preferred Stock are to vote separately as a single class, upon the written request of holders of record of 20% of the outstanding shares of Series A Preferred Stock, addressed to the Secretary of the Corporation, at the principal office of the Corporation, the Chairman of the Board of the Corporation shall call, a special meeting of the holders of shares of Series A Preferred Stock entitled to vote as provided herein. The Corporation shall use its best efforts to hold such meeting within 60, but in any event not later than 90, days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders, provided that the Corporation shall not be required to call such a special meeting if such request is received fewer than 90 days before the date fixed for the next ensuing annual meeting of stockholders of the Corporation, at which meeting such newly created directorship shall be filled by the holders of the Series A Preferred Stock.

         (ii) At each meeting of stockholders at which the holders of shares of Series A Preferred Stock shall have the right, voting separately as a single class, to elect one director of the Corporation as provided in this Section 3 or to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series A Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

         (A) the absence of a quorum of the holders of shares of Series A Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Series A Preferred Stock and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of the directors to be elected by the holders of shares of Series A Preferred Stock or the taking of any other action as provided in this Section 3; and

         (B) in the absence of a quorum of the holders of shares of Series
A Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series A Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     For the taking of any action as provided in paragraphs (b) and (c) of this
Section 3 by the holders of shares of Series A Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day (as defined in Section 11) next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Date next preceding the day on which the meeting is held.

     A director elected by the holders of shares of Series A Preferred
Stock as provided in paragraph (c) of this Section 3 shall, unless his term shall expire earlier, hold office in accordance with Article SEVENTH of the Certificate of Incorporation and the By-Laws of the Corporation or until his successor, if any, is elected and qualified.

     In case of the death, resignation or removal of a director elected by the holders of shares of Series A Preferred Stock as provided in paragraph (c) of this Section 3, such vacancy may be filled for the unexpired portion of the term of such director, and the holders of Series A Preferred Stock then outstanding and entitled to vote for such director may, at a special meeting of such holders called as provided herein, elect the successor to hold office for the unexpired term of the director whose place shall be vacant.

     The director elected by the holders of shares of Series A Preferred
Stock voting separately as a single class may be removed from office with or without cause by the vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. A special meeting of the holders of shares of Series A Preferred Stock may be called in accordance with the procedures set forth in subparagraph (d)(i) of this Section 3.

     Section 4. Certain Restrictions.  (a) Whenever dividends on the Series
A Preferred Stock shall not have been paid in full or any of the events set forth in clauses (ii) through (iv) of Section 3(c) shall have occurred and shall not have been remedied as provided in Section 3(c), the Corporation shall not declare or pay dividends, or make any other distributions, on any shares of Parity Stock or Junior Stock, except (1) dividends or distributions payable in Junior Stock and (2) dividends or distributions paid ratably on the Series A Preferred
Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series A Preferred Stock and such Parity Stock are then entitled.

         (b) Whenever dividends on the Series A Preferred Stock shall not have been paid in full or any of the events set forth in clauses (ii) through
(iv) of Section 3(c) shall have occurred and shall not have been remedied as provided in Section 3(c), the Corporation shall not: (A) redeem, purchase or otherwise acquire for consideration any shares of Parity Stock or Junior Stock; provided, however, that (1) the Corporation may at any time redeem, purchase or otherwise acquire shares of Parity Stock in exchange for any shares of Junior Stock, (2) the Corporation may accept shares of any Parity Stock or Junior Stock for conversion into shares of Junior Stock, and (3) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation, pro rata with the Series A Preferred Stock in proportion to the total amount then required to be applied by it to redeem, repurchase or otherwise acquire shares of Series A Preferred Stock and shares of such Parity Stock; or (B) redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred Stock; provided, however, that the Corporation (1) may accept shares of Series A Preferred Stock surrendered for conversion into shares of capital stock of the Corporation pursuant to Section 8, (2) may elect to redeem all outstanding shares of Series A Preferred Stock pursuant to
Section 5(a) or (3) may redeem shares of Series A Preferred Stock pro rata pursuant to Section 5(a).

        (c) Notwithstanding the foregoing, nothing herein shall prevent the Corporation from redeeming the Rights (as defined in Section 11) at a price not to exceed $.01 per Right.

        (d) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraph (b) of this Section 4, purchase such shares at such time and in such manner.

        Section 5. Redemption. (a) On June 30, 2001, the Corporation shall redeem, out of funds legally available therefor, all outstanding shares of Series A Preferred

Stock, by paying therefor the Stated Value per share, plus an amount equal to all accrued but unpaid dividends to such date, in cash (the "Redemption Price").

         (b) Notice of any redemption of shares of Series A Preferred Stock pursuant to this Section 5 shall be mailed at least 30 but not more than 60 days prior to the date fixed for redemption to each holder of shares of Series A Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series A Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series A Preferred Stock to be redeemed.

         (c)      On the date of any redemption being made pursuant to this
Section 5 which is specified in a notice given pursuant to paragraph (b) of this Section 5, the Corporation shall wire transfer to such holder the Redemption Price for the shares of Series A Preferred Stock so redeemed.

         Section 6. Reacquired Shares. Any shares of Series A Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Series A Preferred Stock shall upon their cancellation, and upon the filing of any document required by the General Corporation Law of the State of Delaware, become authorized but unissued shares of Preferred Stock, $1.00 par value, of the Corporation and may be reissued as part of another series of Preferred Stock, $1.00 par value, of the Corporation, subject to the conditions or restrictions on issuance set forth in Section 3(b) or elsewhere herein.

        Section 7. Liquidation, Dissolution or Winding Up. (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation, or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 150 consecutive days and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series A Preferred Stock, subject to Section 8, shall have received the Liquidation Preference (as defined in Section 11) with respect to each share, or (ii) to the holders of shares of Parity Stock unless the holders of shares of Series A Preferred Stock, subject to Section 8, shall have received distributions made ratably to the holders of the Series A Preferred Stock and the Parity Stock in proportion to the total amounts to which the holders of all such shares of Series A Preferred Stock and Parity Stock would be entitled upon such liquidation, dissolution or winding up.

          (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.

          Section 8. Conversion. (a)(i) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall be convertible at the option of the holder at any time after the Issue Date into shares of Common Stock at the Conversion Ratio (as defined in Section 11).

          (b) Any conversion by the holders of the Series A Preferred Stock shall be in an aggregate amount with a Stated Value equal to $5,000,000 or $1,000,000 increments in excess thereof and, in the case of an individual holder, the amount so converted shall be at least $1,000,000 or all shares of Series A Preferred Stock of such holder. Conversion of the Series A Preferred Stock may be effected by any such holder upon the surrender to the Corporation at the principal office of the Corporation in the State of California or at the office of any agent or agents of the Corporation, as may be designated by the Board of Directors of the Corporation (the "Transfer Agent"), of the certificate(s) for such Series A Preferred Stock to be converted, accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this
Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case any holder's notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock, to which the holder of shares of Series A Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock, in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time, so long as certificates for such holder's shares of Series A Preferred Stock are delivered to the Corporation within two Business Days after the giving of notice. In any other case of conversion at the holder's option, the date of delivery of the certificates for the shares of Series A Preferred Stock shall be deemed to be the date of conversion.

         (c) The Conversion Ratio shall be subject to adjustment from time to time in certain instances as hereinafter provided.

         (d) In connection with the conversion of any shares of Series A Preferred Stock into Common Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which such shares of Series A Preferred Stock are deemed to have been converted. If more than one share of Series A Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered. Promptly upon conversion, the Corporation shall pay to the holder of shares of Series A Preferred Stock so converted out of funds legally available, an amount equal to any accrued and unpaid dividends on the shares of Series A Preferred Stock surrendered for conversion to the date of such conversion, together with cash in lieu of any fractional interest of such holder.

         (e)(i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, free from any preemptive rights such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock into Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series A Preferred Stock.

         (ii) Upon conversion of shares of Series A Preferred Stock as contemplated by this Section 8, the Corporation shall issue together with each such share of Common Stock one Right (or other securities in lieu thereof), or any rights issued to holders of Common Stock of the Corporation in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Corporation at such time and have not expired.

         (f) The Conversion Ratio will be subject to adjustment from time to time as follows:

         (i) In case the Corporation shall at any time or from time to time after the Issue Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion into Common Stock shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series A Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause
(i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (i) in connection with any transaction to which paragraph (g) applies.

        (ii) In case the Corporation shall issue shares of Common Stock (or rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) after the Issue Date at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock as of the date of issuance of such shares (or, in the case of convertible or exchangeable securities, at less than the Current Market Price as of the date of issuance of the rights, warrants or other securities in respect of which shares of Common Stock were issued), then, and in each such case, the Conversion Ratio shall be adjusted so that the holder of each share of Series A Preferred Stock shall be entitled to receive, upon the conversion thereof into Common Stock, the number of shares of Common Stock determined by multiplying (A) the Conversion Ratio in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock purchasable at the then Current Market Price per share with the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into which the rights, warrants or other convertible securities may convert). An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this clause (ii), the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or of rights, warrants or other securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock, rights, warrants and convertible securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such rights, warrants and convertible securities into shares of Common Stock. The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to (a) a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to clause (i) of this paragraph
(f), or (b) any restricted stock or stock option plan or program of the Corporation involving the grant of options or rights (x) at below Current Market Price (but not less than 85% of Current Market Price) so long as the number of shares of Common Stock issuable in respect of such options or rights granted in any fiscal year does not exceed 0.5% of the outstanding shares of Common Stock as of the beginning of such fiscal year and so long as the aggregate number of shares of Common Stock issuable in respect of such options or rights granted after June 24, 1993 does not exceed 2% of the outstanding shares of Common Stock as of June 24, 1993 or (y) pursuant to the average trading price formula contained in stock option plans of the Corporation as in effect on June 24, 1993 or (c) any option, warrant, right, or convertible security outstanding as of the date hereof (other than the Rights or similar securities), or (d) the terms of a firmly committed underwritten public offering, shall not be deemed to constitute an issuance of Common Stock or convertible securities by the Corporation to which this clause (ii) applies. Upon the expiration unexercised of any options, warrants or rights to convert any convertible securities for which an adjustment has been made pursuant to this clause (ii), the adjustments shall forthwith be reversed to effect such rate of conversion as would have been in effect at the time of such expiration or termination had such options, warrants or rights or convertible securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. Nothing herein shall limit the right of any holder to an anti-dilution adjustment in the event that there shall occur a "flip-in" or "flip-over" event under the Rights Agreement or any similar plan or agreement of the Corporation. No adjustment shall be made pursuant to this clause (ii) in connection with any transaction to which paragraph (g) applies.

         (iii) In case the Corporation shall at any time or from time to time after the Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spinoff), on its Common Stock, other than (A) dividends not exceeding the amount permitted pursuant to clause (i) of

Section 6.4 of the Purchase Agreement or (B) dividends or distributions of shares of Common Stock which are referred to in clause (i) of this paragraph
(f), then, and in each such case, the Conversion Ratio shall be adjusted so that the holder of each share of Series A Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the applicable Conversion Ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the Current Market Price of the Common Stock for the period of 20 Trading Days preceding such record date, and the denominator of which shall be such Current Market Price of the Common Stock less the Fair Market Value (as defined in Section 11) per share of Common Stock (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be mailed to each holder of shares of Series A Preferred Stock) of such dividend or distribution. No adjustment shall be made pursuant to this clause (iii) in connection with any transaction to which paragraph (g) applies.

         (iv) For purposes of this paragraph (f), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

         (v) The term "dividend," as used in this paragraph (h), shall mean a dividend or other distribution upon stock of the Corporation.

         (vi) Anything in this paragraph (f) to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the Conversion Ratio (x) if such adjustment was previously taken into account in determining the Conversion Ratio on the Issue Date, (y) if, in connection with any event which would otherwise require an adjustment pursuant to this paragraph (f), the holders of Series A Preferred Stock have received the dividend or distribution to which such holders are entitled under
Section 2 hereof or (z) unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Ratio by at least one one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by at least one one-hundredth of one share of Common Stock, such change in Conversion Ratio shall thereupon be given effect.

         (vii) The certificate of any firm of independent public accountants of recognized national standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this paragraph (f).

         (viii) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph (f) or in the Conversion Ratio then in effect shall be required by reason of the taking of such record.

         (g) In the case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the assets or property of the Corporation (each of the foregoing being referred to as a "Transaction") occurring in each case at any time, each share of Series A Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 8 shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

         (h) In case at any time or from time to time the Corporation shall pay any stock dividend or make any other non-cash distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Series A Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof of the date on which (i) a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which paragraph (g) applies the Corporation shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

         Section 9. Reports as to Adjustments. Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in Section 8, then, and in each such case, the Corporation shall promptly deliver to the Transfer Agent of the Series A Preferred Stock and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted by Section 8, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Series A Preferred Stock may be given in advance and included as part of the notice required under the provisions of Section 8(h).

         Section 10. Certain Covenants. Any registered holder of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         Section 11. Definitions. For the purpose of this Certificate of Designation of Series A Convertible Preferred Stock, the following terms shall have the meanings indicated:

         "Adjustment Period" shall mean the period of five consecutive trading days preceding the date as of which the Fair Market Value of a security is to be determined.

         "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         "Business Date" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Commission" shall mean the Securities and Exchange Commission, and any successor agency.

         "Conversion Ratio" shall mean the Conversion Ratio (as set forth in the Purchase Agreement or the Series B Certificate of Designation, as the case may be) in effect on the Issue Date for the conversion into Common Stock of the Notes or shares of Series B Preferred Stock which were converted into shares of Series A Preferred Stock on the Issue Date, subject to adjustment as provided in Section 8(f).

         "Current Market Price," when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the

         Board of Directors of the Corporation. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor Federal statute.

         "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any
         other issuer   which are publicly traded, the average of the Current
         Market Prices of such shares of securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

         "Issue Date" means the date of issuance of the shares of Serie A Preferred Stock upon conversion of the Notes or Series B Preferred Stock.

         "Junior Stock" shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock.

         "Liquidation Preference" with respect to a share of Series A Preferred Stock shall mean $100.00 per share, plus an amount equal to all accrued but unpaid dividends.

         "Parity Stock" shall mean any capital stock of the Corporation ranking
         on a   parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock.

         "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Preferred Stock" shall mean the shares of Preferred Stock, par value $1.00 per share, of the Corporation.

         "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of June 24, 1993, between the Corporation and the Purchasers named therein.

         "Rights" shall mean the rights to purchase Preferred Stock issued pursuant to the Amended and Restated Rights Agreement (the "Rights Agreement") dated as of March 4, 1991, between the Corporation and First Interstate Bank of California.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Series B Certificate of Designation" shall mean the Certificate of Designation which sets forth the rights and privileges of the Series B Preferred Stock, filed with the Secretary of State of the State of Delaware.

         "Stated Value" with respect to a share of Series A Preferred Stock shall mean $100.00 per share.

         "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         "Trading Day" means a Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.

         IN WITNESS WHEREOF, the officers named below, acting for and on behalf of Dreyer's Grand Ice Cream, Inc., have hereunto subscribed their names on this 30th day of June, 1993.



                                         DREYER'S GRAND ICE CREAM, INC.


                                         By: /s/ T. Gary Rogers
                                            -------------------------------
                                            Title: Chairman of the Board


Attest:


By: /s/ Paul R. Woodland
   ---------------------------------
    Title:   Chief Financial Officer
             and Assistant Secretary

                         DREYER'S GRAND ICE CREAM, INC.

                           CERTIFICATE OF DESIGNATION
                            OF SERIES B CONVERTIBLE
                   PREFERRED STOCK SETTING FORTH THE POWERS,
                      PREFERENCES, RIGHTS, QUALIFICATIONS,
                        LIMITATIONS AND RESTRICTIONS OF
                         SUCH SERIES OF PREFERRED STOCK


         Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Dreyer's Grand Ice Cream, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY
CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors of the Corporation by paragraph (B) of Article FIFTH of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on June 24, 1993, adopted the following resolution creating a series of Preferred Stock designated as Series B Convertible Preferred Stock.

         RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the General Corporation Law of the State of Delaware and the provisions of the Certificate of Incorporation, a series of the class of authorized Preferred Stock, par value $1.00 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

         Section 1. Designation and Number. (a) The shares of such series shall be designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"). The number of shares initially constituting the Series B Preferred Stock shall be 1,007,522, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased (i) prior to conversion or redemption of all of the Corporation's 6.25% Subordinated Convertible Notes due June 30, 2001 (the "Notes"), and (ii) after conversion or redemption of all of the Notes, below the number of then outstanding shares of Series B Preferred Stock.

         (b)     The Series B Preferred Stock shall, except as provided in
Section 3(b) hereof, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank senior to the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock").

         Section 2. Dividends and Distributions. (a) The holders of shares of Series B Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation ranking junior to the Series B Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative cash dividends at an annual rate equal to the Adjusted Preferred Dividend Rate (as defined in Section 11) from and after the date of issuance of the Series B Preferred Stock (the "Issue Date"), as long as the shares of Series B Preferred Stock remain outstanding. Dividends shall be computed on the basis of the Stated Value, and shall accrue and be payable quarterly, in arrears, on the last business day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date following the Issue Date.

         (b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the Issue Date, whether or not earned or declared. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

         (c) In the event that (i) dividends payable on the Series B Preferred Stock shall have been in arrears and not paid in full for two consecutive quarterly periods, (ii) the Corporation shall have breached in any material respect any of the covenants (provided the applicable covenant shall then be in effect pursuant to the terms of the Purchase Agreement (as defined in Section 11)) set forth in Sections 6.1 through 6.4, 6.14, 6.16, 6.17, 6.18 and 13.10 of the Purchase

Agreement and such breach continues for a period of 30 days after notice in writing by the holders of shares of Series B Preferred Stock (it being understood that the Corporation shall not be deemed in breach of its obligation under Section 13.10 with respect to any amount in dispute (but not any undisputed portion of such amount) unless and until the Corporation shall have specifically admitted in writing its obligation to pay such amount or there shall have been a final non-appealable judgment that such amount is due and owing by the Corporation), (iii) the Corporation shall have failed to redeem shares of Series B Preferred Stock pursuant to Section 5(b) or Section 5(d), whether or not by reason of the absence of legally available funds or (iv) default shall be made with respect to any indebtedness of the Corporation with a principal amount outstanding in excess of $5,000,000 with the result that such indebtedness has become due and payable prior to the date on which the same would otherwise have become due and payable, then, in any such case, the dividend rate otherwise applicable shall increase by 2% per annum from the applicable Quarterly Dividend Payment Date or date of such breach, default or failure to redeem, as the case may be, through the date of payment of such dividend, cure of such breach or default or redemption, as the case may be.

         (d) The holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

         Section 3. Voting Rights. In addition to any voting rights provided by law, the holders of shares of Series B Preferred Stock shall have the following voting rights:

         (a) So long as any of the Series B Preferred Stock is outstanding, each share of Series B Preferred Stock shall entitle the holder thereof to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together as a single class with the holders of Common Stock. The holders of each share of Series B Preferred Stock shall be entitled to vote with respect to each share of Series B Preferred Stock held by each such holder a number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock is convertible (as adjusted pursuant to Section 8) on the record date for such vote.

         (b) The affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series B Preferred Stock, voting together as a class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of any class or classes or series within a class of the Corporation's capital stock ranking prior to or pari passu with (either as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up) the Series B Preferred Stock (other than the shares of Series A Convertible Preferred Stock, par value $1.00 per share, of the Corporation (the "Series A Preferred Stock"), issuable upon conversion of the Series B Preferred Stock and shares of participating preferred stock issuable upon exercise of the Rights (as defined in Section
11); (ii) increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities (other than the Notes) or by reclassification) any shares of, Series B Preferred Stock; or (iii) authorize, adopt or approve an amendment to the Certificate of Incorporation of the Corporation or this Certificate of Designation which would increase or decrease the par value of the shares of Series B Preferred Stock, or alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect such shares of Series B Preferred Stock adversely.

         (c) If on any date (i) dividends payable on the Series B Preferred Stock shall have been in arrears and not paid in full for two consecutive quarterly periods, (ii) the Corporation shall have breached in any material respect any of its covenants (provided the applicable covenant shall then be in effect pursuant to the terms of the Purchase Agreement) set forth in Sections
6.1 through 6.4, 6.14, 6.16, 6.17, 6.18 and 13.10 of the Purchase Agreement and such breach shall have continued for 30 days after written notice by the holders of shares of Series B Preferred Stock (it being understood that the Corporation shall not be deemed in breach of its obligation under Section 13.10 with respect to any amount in dispute (but not any undisputed portion of such amount) unless and until the Corporation shall have specifically admitted in writing its obligation to pay such amount or there shall have been a final non-appealable judgment that such amount is due and owing by the Corporation),
(iii) the Corporation shall have failed to satisfy its obligation to redeem shares of Series B Preferred Stock pursuant to Section 5(b) or Section 5(d), whether or not by reason of the absence of legally available funds therefor or
(iv) default shall be made with respect to any indebtedness of the Corporation with a principal amount outstanding in excess of $5,000,000 with the result that such indebtedness has become due and payable prior to the date on which the same would otherwise have become due and payable, then, in each such case, the number of directors constituting the Board of Directors of the Corporation shall, without further action, be increased by one and the holders of shares of Series B Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect such director of the Corporation who shall be in addition to the remaining directors elected or to be elected by the other classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors who are members of the class of directors which includes such director. Such additional director shall continue as a director and such additional voting right shall continue until such time as (A) all dividends accumulated on the Series B Preferred Stock shall have been paid in full, (B) such breach shall have been cured, (C) any mandatory redemption obligation provided in Section 5(b) or Section 5(d) which has become due shall have been satisfied, or (D) all defaults described in clause (iv) above shall have been cured or waived, as the case may be, at which time such additional voting right of the holders of Series B Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of the character indicated above.

         (d)     (i)     The foregoing rights of holders of shares of Series B
Preferred Stock to take any actions as provided in this Section 3 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof.

         So long as such right to vote continues, the Chairman of the Board of the Corporation may call, and if the holders of Series B Preferred Stock are to vote separately as a single class, upon the written request of holders of record of 20% of the outstanding shares of Series B Preferred Stock, addressed to the Secretary of the Corporation, at the principal office of the Corporation, the Chairman of the Board of the Corporation shall call, a special meeting of the holders of shares of Series B Preferred Stock entitled to vote as provided herein. The Corporation shall use its best efforts to hold such meeting within 60, but in any event not later than 90, days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-Laws of the Corporation for the holding of meetings of stockholders, provided that the Corporation shall not be required to call such a special meeting if such request is received fewer than 90 days before the date fixed for the next ensuing annual meeting of stockholders of the Corporation, at which meeting such newly created directorship shall be filled by the holders of the Series B Preferred Stock.

                  (ii) At each meeting of stockholders at which the holders of shares of Series B Preferred Stock shall have the right, voting separately as a single class, to elect one director of the Corporation as provided in this
Section 3 or to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series B Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

                        (A) the absence of a quorum of the holders of shares of Series B Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Series B Preferred Stock and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of the directors to be elected by the holders of shares of Series B Preferred Stock or the taking of any other action as provided in this
               Section 3; and

                        (B) in the absence of a quorum of the holders of shares of Series B Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series B Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

                 For the taking of any action as provided in paragraphs (b) and
(c) of this Section 3 by the holders of shares of Series B Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day (as defined in Section 11) next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Date next preceding the day on which the meeting is held.

                 A director elected by the holders of shares of Series B Preferred Stock as provided in paragraph (c) of this Section 3 shall, unless his term shall expire earlier, hold office in accordance with Article SEVENTH of the Certificate of Incorporation and the By-Laws of the Corporation or until his successor, if any, is elected and qualified.

                 In case of the death, resignation or removal of a director elected by the holders of shares of Series B Preferred Stock as provided in paragraph (c) of this Section 3, such vacancy may be filled for the unexpired portion of the term of such director, and the holders of Series B Preferred Stock then outstanding and entitled to vote for such director may, at a special meeting of such holders called as provided herein, elect the successor to hold office for the unexpired term of the director whose place shall be vacant.

                 The director elected by the holders of shares of Series B Preferred Stock voting separately as a single class may be removed from office with or without cause by the vote of the holders of at least 66-2/3% of the outstanding shares of Series B Preferred Stock. A special meeting of the holders of shares of Series B Preferred Stock may be called in accordance with the procedures set forth in subparagraph (d)(i) of this Section 3.

                 Section 4. Certain Restrictions. (a) Whenever quarterly dividends on the Series B Preferred Stock shall not have been paid in full or any of the events set forth in clauses (ii) through (iv) of Section 3(c) shall have occurred and shall not have been remedied as provided in Section 3(c), the Corporation shall not declare or pay dividends, or make any other distributions, on any shares of Parity Stock or Junior Stock (as such terms are defined in Section 11), except (1) dividends or distributions payable in Junior Stock and (2) dividends or distributions paid ratably on the Series B Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series B Preferred Stock and such Parity Stock are then entitled.

                 (b) Whenever quarterly dividends on the Series B Preferred Stock shall not have been paid in full or any of the events set forth in clauses (ii) through (iv) of Section 3(c) shall have occurred and shall not have been remedied as provided in Section 3(c), the Corporation shall not: (A) redeem, purchase or otherwise acquire for consideration any shares of Parity Stock or Junior Stock; provided, however, that (1) the Corporation may at any time redeem, purchase or otherwise acquire shares of Parity Stock in exchange for any shares of Junior Stock, (2) the Corporation may accept shares of any Parity Stock or Junior Stock for conversion into shares of Junior Stock, and
(3) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation, pro rata with the Series B Preferred Stock in proportion to the total amount then required to be applied by it to redeem, repurchase or otherwise acquire shares of Series B Preferred Stock and shares of such Parity Stock; or (B) redeem, purchase or otherwise acquire for consideration any shares of Series B Preferred Stock; provided, however, that the Corporation (1) may accept shares of Series B Preferred Stock surrendered for conversion into shares of capital stock of the Corporation pursuant to
Section 8, (2) may elect to redeem all outstanding shares of Series B Preferred Stock pursuant to Section 5(a), (3) may redeem shares of Series B Preferred Stock pro rata pursuant to Section 5(a), (4) may redeem all outstanding shares of Series B Preferred Stock pursuant to Section 5(b), (5) may redeem shares of Series B Preferred Stock pursuant to Section 5(b) pro rata or (6) may redeem shares of Series B Preferred Stock pursuant to Section 5(d).

                 (c) Notwithstanding the foregoing, nothing herein shall prevent the Corporation from redeeming the Rights at a price not to exceed $.01 per Right.

                 (d) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraph (b) of this Section 4, purchase such shares at such time and in such manner.

                 Section 5. Redemption. (a) The Corporation shall have the right, at its sole option and election made in accordance with paragraph (e) of this Section 5, to redeem, out of funds legally available therefor, shares of Series B Preferred Stock, (i) after June 30, 1996, in whole or in part, in integral multiples of not less than $10,000,000, at any time and from time to time, or (ii) on or prior to June 30, 1996, in whole but not in part, if the Current Market Price per share of the Common Stock shall exceed the Scaled Conversion Price (as defined in Section 11) multiplied by 150% for at least 20 of 30 consecutive Trading Days, subject, in the case of each of clauses (i) and
(ii), to the final paragraph of this Section 5(a), at a redemption price equal to the Stated Value per share (the "Redemption Price"), plus an amount equal to all accrued and unpaid dividends to the date of redemption, in cash.

                 In the event that any time a Change in Control (as defined in Section 11) has occurred prior to a redemption pursuant to this Section 5(a), the Redemption Price per share until the expiration of the 90 day period referred to in Section 5(e)(ii) shall equal the greater of (i) the Redemption Price calculated above and (ii) the Change in Control Price (as defined in paragraph (d) below).

                 (b) On June 30, 2001, the Corporation shall redeem, out of funds legally available therefor, all outstanding shares of Series B Preferred Stock, by paying therefor the Stated Value per share, plus an amount equal to all accrued but unpaid dividends to such date, in cash.

                 (c) If less than all shares of Series B Preferred Stock at the time outstanding are to be redeemed, the shares to be redeemed shall be selected pro rata; provided, however, that in the event that 100,000 or fewer shares of Series B Preferred Stock are then outstanding, the Corporation shall be required to redeem all of such outstanding shares if it elects to redeem any such shares.

                 (d) In the event that there occurs a Change in Control, any record holder of shares of Series B Preferred Stock, in accordance with the procedures set forth in subparagraph (e)(ii) of this Section 5, may require the Corporation to redeem, out of funds legally available therefor, any or all of the shares of Series B Preferred Stock held by such holder for, at such holder's option, an amount per share equal to (i) the Stated Value per share or
(ii) the form and amount of consideration that such holder would have received had such holder converted such shares into Common Stock and had such holder received the same consideration per share of Common Stock received or receivable on a per share basis by T. Gary Rogers or William F. Cronk, III in connection with such Change in Control (the "Change in Control Price") plus, in each case, all accrued and unpaid dividends on the shares being redeemed to the date of redemption, in cash.

                 (e)    (i)     Notice of any redemption of shares of Series B
Preferred Stock pursuant to paragraph (a) or (b) of this Section 5 shall be mailed at least 30 but not more than 60 days prior to the date fixed for redemption to each holder of shares of Series B Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series B Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series B Preferred Stock to be redeemed.

                         (ii)     Promptly following a Change in Control (but
in no event more than five Business Days thereafter), the Corporation shall mail to each holder of shares of Series B Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, notice of such Change in Control, which notice shall set forth each holder's right to require the Corporation to redeem any or all shares of Series B Preferred Stock held by it. The Corporation shall thereafter during a period of 90 days from the date of such notice (or the date the Corporation was required to give such notice) redeem, out of funds legally available therefor, any shares of Series B Preferred Stock, at the option of the holder, upon at least five days' written notice to the Company by such holder specifying (i) the number of shares of Series B Preferred Stock to be redeemed and (ii) the redemption date.

                 (f) On the date of any redemption being made pursuant to paragraph (a), (b) or (d) of this Section 5 which is specified in a notice given pursuant to paragraph (e) of this Section 5, the Corporation shall wire transfer to such holder the Redemption Price for the shares of Series B Preferred Stock so redeemed, together with all accrued and unpaid dividends thereon to the date of redemption.

                 Section 6. Reacquired Shares. Any shares of Series B Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Series B Preferred Stock shall upon their cancellation, and upon the filing of any document required by the General Corporation Law of the State of Delaware, become authorized but unissued shares of Preferred Stock, $1.00 par value, of the Corporation and may be reissued as part of another series of Preferred Stock, $1.00 par value, of the Corporation, subject to the conditions or restrictions on issuance set forth in Section 3(b) or elsewhere herein.

                 Section 7. Liquidation, Dissolution or Winding Up. (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation, or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 150 consecutive days and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series B Preferred Stock, subject to Section 8, shall have received the Liquidation Preference (as defined in Section 11) with respect to each share, or (ii) to the holders of shares of Parity Stock unless the holders of shares of Series B Preferred Stock, subject to Section 8, shall have received distributions made ratably to the holders of the Series B Preferred Stock and the Parity Stock in proportion to the total amounts to which the holders of all such shares of Series B Preferred Stock and Parity Stock would be entitled upon such liquidation, dissolution or winding up.

                 (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 7.

                 Section 8. Conversion. (a) (i) The shares of Series B Preferred Stock shall be converted, in whole but not in part, at the direction of the holders of not less than 66-2/3% of all outstanding shares of Series B Preferred Stock, at any time after the Issue Date into shares of Series A Preferred Stock, at a conversion ratio of one share of Series A Preferred Stock for each outstanding share of Series B Preferred Stock.

                        (ii) Following notice of redemption by the Corporation pursuant to clause (ii) of Section 5(a), the shares of Series B Preferred Stock shall be converted into shares of Series A Preferred Stock, in whole but not in part, at the direction of the holders of not less than 66-2/3% of all outstanding shares of Series B Preferred Stock, at a conversion ratio of one share of Series A Preferred Stock for each outstanding share of Series B Preferred Stock; provided that the number of shares of Series A Preferred Stock issuable upon such conversion shall equal that number of shares of Series A Preferred Stock (rounded down to the nearest whole share) which, if converted into Common Stock at the Early Conversion Ratio (as defined in Section 11) in effect on the date of such notice of redemption, would result in the issuance of a number of shares of Common Stock equal to the Maximum Number of Shares (as defined in Section 11), and there shall be paid to each holder of shares of Series B Preferred Stock, out of funds legally available therefor, in addition to shares of Series A Preferred Stock, an amount in cash set forth on Appendix A to the Purchase Agreement, based on the date of conversion, in respect of each share of Series B Preferred Stock held by such holder immediately prior to such conversion, plus an amount equal to all accrued and unpaid dividends to the date of conversion, in cash.

                 (b)     (i)     Subject to the provisions for adjustment
hereinafter set forth, each share of Series B Preferred Stock shall be convertible at the option of the holder at any time after the Issue Date into shares of Common Stock at the Fixed Conversion Ratio (as defined in Section
11).

                         (ii)     Following notice of redemption by the
Corporation pursuant to clause (ii) of Section 5(a), subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall be convertible at the option of the holder into shares of Common Stock at the Early Conversion Ratio in effect on the date of such notice of redemption; provided that the number of shares of Common Stock issuable upon such conversion shall be (x) the percentage of the authorized number of shares of Series B Preferred Stock being so converted, multiplied by (y) the Maximum Number of Shares, and there shall be paid to each holder of shares of Series B Preferred Stock so converted, in addition to shares of Common Stock, out of funds legally available therefor, an amount in cash set forth on Appendix A to the Purchase Agreement, based on the date of conversion, in respect of each share of Series B Preferred Stock held by such holder which is so converted, plus an amount equal to all accrued and unpaid dividends to the date of conversion, in cash.

                 (c) (i) On or prior to June 30, 1996, if the Current Market Price of the Common Stock shall exceed the Scaled Conversion Price multiplied by 150% for at least 20 of 30 consecutive Trading Days, and (ii) after June 30, 1996, if the Current Market Price of the Common Stock shall exceed the Conversion Price multiplied by 140% for at least 20 of 30 consecutive Trading Days, the shares of Series B Preferred Stock shall be converted in whole at the direction of the Company into shares of Series A Preferred Stock, at a conversion ratio of one share of Series A Preferred Stock for each outstanding share of Series B Preferred Stock; provided that the number of shares of Series A Preferred Stock issuable upon conversion pursuant to clause (i) of this
Section 8(c) shall be that number of shares of Series A Preferred Stock (rounded down to the nearest whole share) which, if converted into Common Stock at the Early Conversion Ratio in effect on the date of notice of conversion, would result in the issuance of a number of shares equal to the Maximum Number of Shares, and there shall be paid to each holder of shares of Series B Preferred Stock, in addition to shares of Series A Preferred Stock, out of funds legally available therefor, an amount in cash set forth on Appendix A to the Purchase Agreement, based on the date of conversion, in respect of each share of Series B Preferred Stock held by such holder immediately prior to such conversion, plus an amount equal to all accrued and unpaid dividends to the date of conversion, in cash.

                 (d) Any conversion by the holders of the Series B Preferred Stock into Common Stock shall be in an aggregate amount with a Stated Value equal to $5,000,000 or $1,000,000 increments in excess thereof and, in the case of any individual holder, the amount so converted shall be at least $1,000,000 or all shares of Series B Preferred Stock of such holder.
Conversion of the Series B Preferred Stock may be effected by any such holder upon the surrender to the Corporation at the principal office of the Corporation in the State of California or at the office of any agent or agents of the Corporation, as may be designated by the Board of Directors of the Corporation (the "Transfer Agent"), of the certificate(s) for such Series B Preferred Stock to be converted, accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Series A Preferred Stock or Common Stock, as the case may be, to be issued; provided that, in the case of the conversion of the Series B Preferred Stock into Series A Preferred Stock in accordance with Section 8(c), the Corporation shall provide each holder written notice stating that such holder's shares of Series B Preferred Stock have been converted pursuant to Section 8(c), and each holder shall thereupon promptly surrender to the Transfer Agent the certificate(s) for the Series B Preferred Stock so converted specifying the name or names in which such holder wishes the certificate or certificates for shares of Series A Preferred Stock to be issued. In case any holder's notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Series A Preferred Stock or Common Stock in such name or names.
Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Series A Preferred Stock or Common Stock on conversion of Series B Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Series A Preferred Stock or Common Stock, as the case may be, to which the holder of shares of Series B Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series B Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Series A Preferred Stock or Common Stock, as the case may be, in accordance herewith, and the person entitled to receive the shares of Series A Preferred Stock or Common Stock shall be treated for all purposes as having become the record holder of such shares of Series A Preferred Stock or Common Stock at such time, so long as certificates for such holder's shares of Series B Preferred Stock are delivered to the Corporation within two Business Days after the giving of notice. In any other case of conversion at the holder's option, the date of delivery of the certificates for the shares of Series B Preferred Stock shall be deemed to be the date of conversion.

                 (e) In case any shares of Series B Preferred Stock are to be redeemed pursuant to Section 5, such right of conversion shall cease and terminate as to the shares of Series B Preferred Stock to be redeemed at the close of business on the Business Day preceding the date fixed for redemption unless the Corporation shall default in the payment of the Redemption Price or the Change in Control Price, as the case may be.

                 (f) The Fixed Conversion Ratio and the Early Conversion Ratio (collectively, the "Conversion Ratio") shall be subject to adjustment from time to time in certain instances as hereinafter provided.

                 (g) In connection with the conversion of any shares of Series B Preferred Stock into Common Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which such shares of Series B Preferred Stock are deemed to have been converted. If more than one share of Series B Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series B Preferred Stock so surrendered. Promptly upon conversion, the Corporation shall pay to the holder of shares of Series B Preferred Stock so converted, out of funds legally available, an amount equal to any accrued and unpaid dividends on the shares of Series B Preferred Stock surrendered for conversion to the date of such conversion, together with cash in lieu of any fractional interest of such holder.

                 (h)     (i)     The Corporation shall at all times reserve and
keep available for issuance upon the conversion of the Series B Preferred Stock, free from any preemptive rights such number of its authorized but unissued shares of Preferred Stock (as defined in Section 11) and Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series B Preferred Stock into Series A Preferred Stock or Common Stock, and shall take all action required to increase the authorized number of shares of Preferred Stock or Common Stock if necessary to permit the conversion of all outstanding shares of Series B Preferred Stock.

                        (ii) If the Corporation shall issue shares of Common Stock upon conversion of shares of Series B Preferred Stock as contemplated by this Section 8, the Corporation shall issue together with each such share of Common Stock one Right (or other securities in lieu thereof), or any rights issued to hold-ers of Common Stock of the Corporation in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Corporation at such time and have not expired.

                 (i) The Conversion Ratio will be subject to adjustment from time to time as follows:

                        (i) In case the Corporation shall at any time or from time to time after June 21, 1993 (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series B Preferred Stock thereafter surrendered for conversion into Common Stock shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series B Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective
(x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (i) in connection with any transaction to which paragraph (k) applies.

                        (ii) In case the Corporation shall issue shares of Common Stock (or rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) after June 21, 1993 at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock as of the date of issuance of such shares (or, in the case of convertible or exchangeable securities, at less than the Current Market Price as of the date of issuance of the rights, warrants or other securities in respect of which shares of Common Stock were issued), then, and in each such case, the Conversion Ratio shall be adjusted so that the holder of each share of Series B Preferred Stock shall be entitled to receive, upon the conversion thereof into Common Stock, the num-ber of shares of Common Stock determined by multiplying (A) the Conversion Ratio in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock purchasable at the then Current Market Price per share with the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into which the rights, warrants or other convertible securities may convert). An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this clause (ii), the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or of rights, warrants or other securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock, rights, warrants and convertible securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such rights, warrants and convertible securities into shares of Common Stock. The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to (a) a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to clause (i) of this paragraph
(i), or (b) any restricted stock or stock option plan or program of the Corporation involving the grant of options or rights (x) at below Current Market Price (but not less than 85% of Current Market Price) so long as the number of shares of Common Stock issuable in respect of such options or rights granted in any fiscal year does not exceed 0.5% of the outstanding shares of Common Stock as of the beginning of such fiscal year and so long as the aggregate number of shares of Common Stock issuable in respect of such options or rights granted after June 24, 1993 does not exceed 2% of the outstanding shares of Common Stock as of June 24, 1993 or (y) pursuant to the average trading price formula contained in stock option plans of the Corporation as in effect on June 24, 1993 or (c) any option, warrant, right, or convertible security (including the Notes) outstanding as of the date hereof (other than the Rights or similar securities), or (d) the terms of a firmly committed underwritten public offering, shall not be deemed to constitute an issuance of Common Stock or convertible securities by the Corporation to which this clause
(ii) applies. Upon the expiration unexercised of any options, warrants or rights to convert any convertible securities for which an adjustment has been made pursuant to this clause (ii), the adjustments shall forthwith be reversed to effect such rate of conversion as would have been in effect at the time of such expiration or termination had such options, warrants or rights or convertible securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. Nothing herein shall limit the right of any holder to an anti-dilution adjustment in the event that there shall occur a "flip-in" or "flip-over" event under the Rights Agreement or any similar plan or agreement of the Corporation. No adjustment shall be made pursuant to this clause (ii) in connection with any transaction to which paragraph (k) applies.

                        (iii) In case the Corporation shall at any time or from time to time after June 21, 1993 declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spinoff), on its Common Stock, other than (A) dividends not exceeding the amount permitted pursuant to clause (i) of Section 6.4 of the Purchase Agreement or
(B) dividends or distributions of shares of Common Stock which are referred to in clause (i) of this paragraph (i), then, and in each such case, the Conversion Ratio shall be adjusted so that the holder of each share of Series B Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the applicable Conversion Ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the Current Market Price of the Common Stock for the period of 20 Trading Days preceding such record date, and the denominator of which shall be such Current Market Price of the Common Stock less the Fair Market Value (as defined in Section 11) per share of Common Stock (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be mailed to each holder of shares of Series B Preferred Stock) of such dividend or distribution. No adjustment shall be made pursuant to this clause (iii) in connection with any transaction to which paragraph (k) applies.

                        (iv) For purposes of this paragraph (i), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

                         (v)     The term "dividend," as used in this paragraph
(i), shall mean a dividend or other distribution upon stock of the Corporation.

                        (vi) Anything in this paragraph (i) to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the Conversion Ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Ratio by at least one one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by at least one one-hundredth of one share of Common Stock, such change in Conversion Ratio shall thereupon be given effect.

                         (vii)     The certificate of any firm of independent
public accountants of recognized national standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this paragraph (i).

                        (viii) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph (i) or in the Conversion Ratio then in effect shall be required by reason of the taking of such record.

                 (j) In the case of any event which requires an adjustment to the Conversion Ratio pursuant to paragraph (i) of this Section, the Maximum Number of Shares and, solely for the purposes of clause (ii) of Section 5(a) and Section 8(c), the Conversion Price shall also be appropriately adjusted to reflect such event.

                 (k) In the case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the assets or property of the Corporation (each of the foregoing being referred to as a "Transaction") occurring in each case at any time, each share of Series B Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such Transaction. In case securities or property other than Common

Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 8 shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

                 (l) In case at any time or from time to time the Corporation shall pay any stock dividend or make any other non-cash distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Series B Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof of the date on which
(i) a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which paragraph (k) applies the Corporation shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

                 Section 9. Reports as to Adjustments. Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in Section 8, then, and in each such case, the Corporation shall promptly deliver to the Transfer Agent of the Series B Preferred Stock and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted by Section 8, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Series B Preferred Stock may be given in advance and included as part of the notice required under the provisions of Section 8(l).

                 Section 10. Certain Covenants. Any registered holder of Series B Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                 Section 11. Definitions. For the purpose of this Certificate of Designation of Series B Convertible Preferred Stock, the following terms shall have the meanings indicated:

                 "Adjusted Preferred Dividend Rate" shall mean such annual dividend rate as shall cause a taxpaying holder's after tax dividend yield to be equal to the after-tax yield a taxpaying holder would receive in respect of a debt instrument bearing an interest rate of 6.25% per annum. The determination of the Adjusted Preferred Dividend Rate shall be made assuming that a taxpaying holder pays taxes at the highest marginal federal income tax rate in effect during the year in which the Issue Date occurs, unless any Purchaser is subject to the tax imposed by Section 55 of the Internal Revenue Code, in which case such determination will be made by considering such Purchaser's actual federal income tax position for such year. The Adjusted Preferred Dividend Rate shall be calculated by the Chief Financial Officer of the Corporation applying the foregoing principles. If such calculated rate is approved by resolution of the Board of Directors of the Corporation and thereafter approved in writing by the holders of 66-2/3% of the Series B Preferred Stock as of the date of issuance of the Series B Preferred Stock, the rate so agreed upon shall be the Adjusted Preferred Dividend Rate. If the Corporation and such holders of Series B Preferred Stock cannot agree within 10 days of such calculation as to the Adjusted Preferred Dividend Rate, such rate shall be determined by an independent investment banking firm selected by mutual agreement between the Corporation and such holders.

                 "Adjustment Period" shall mean the period of five consecutive trading days preceding the date as of which the Fair Market Value of a security is to be determined.

                 "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                 "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                 "Change in Control" shall mean:

                 (a) the acquisition, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) a majority of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by (i) the Corporation or any of its subsidiaries, (ii) any employee benefit plan (or related trust) of the Corporation or its subsidiaries, (iii) any corporation with respect to which, following such acquisition, a majority of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, (iv) any other entity in a transaction in which the shares of capital stock and stock options of the Corporation owned by Messrs. Rogers and Cronk are not eligible for treatment which is any more favorable than that offered to the holders of capital stock and stock options generally, or (v) any other entity, if such transaction is approved by a majority of the Board of Directors of the Corporation and also complies with clause (iv) hereof; or

                 (b) approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting secu-rities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation; or

                 (c) the sale or other disposition of all or substantially all the assets or property of the Corporation in one transaction or series of related transactions.

                 "Commission" shall mean the Securities and Exchange Commission, and any successor agency.

                 "Conversion Price" shall mean $34.7421.

                 "Current Market Price," when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm with an established national reputation as a value of securities, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.

                 "Early Conversion Ratio," determined as of any date, shall mean the ratio obtained by dividing the Stated Value per share of Series B Preferred Stock by the Scaled Conversion Price, subject to adjustment as provided in Section 8(i).

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor Federal statute.

                 "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices of such shares of securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

                 "Fixed Conversion Ratio" shall mean the ratio obtained by dividing the Stated Value per share of Series B Preferred Stock by the Conversion Price, subject to adjustment as provided in Section 8(i).

                 "Junior Stock" shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock.

                 "Liquidation Preference" with respect to a share of Series B Preferred Stock shall mean $100.00 per share, plus an amount equal to all accrued but unpaid dividends.

                 "Maximum Number of Shares" shall mean 2,900,000 shares of Common Stock, subject to adjustment as provided in Section 8(j).

                 "Parity Stock" shall mean any capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock.

                 "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

                 "Preferred Stock" shall mean the shares of Preferred Stock, par value $1.00 per share, of the Corporation.

                 "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of June 24, 1993, between the Corporation and the Purchasers named therein.

                 "Purchaser" shall have the meaning set forth in the Purchase Agreement.

                 "Rights" shall mean the rights to purchase Preferred Stock issued pursuant to the Amended and Restated Rights Agreement (the "Rights Agreement") dated as of March 4, 1991, between the Corporation and First Interstate Bank of California.

                 "Scaled Conversion Price," determined as of any date, shall mean the sum of (i) $28.7125 plus (ii) a premium equal to the product of
       (x) 0.5833% of $28.7125, multiplied by (y) the number of full months (not exceeding 36) elapsed from June 30, 1993 to such date of determination. An example of the Scaled Conversion Price is set forth in Appendix B to the Purchase Agreement.

                 "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "Stated Value" with respect to a share of Series B Preferred Stock shall mean $100.00 per share.

                 "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                 "Trading Day" means a Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.

                 IN WITNESS WHEREOF, the officers named below, acting for and on behalf of Dreyer's Grand Ice Cream, Inc., have hereunto subscribed their names on this 24th day of June, 1993.


                                        DREYER'S GRAND ICE CREAM, INC.



                                        By: /s/ T. Gary Rogers
                                           -------------------------
                                           Title: Chairman of the Board

Attest:



By: /s/ Paul R. Woodland
   --------------------------------
    Title:  Chief Financial Officer
            and Assistant Secretary

                         DREYER'S GRAND ICE CREAM, INC.
                       AMENDED CERTIFICATE OF DESIGNATION
                    OF SERIES B CONVERTIBLE PREFERRED STOCK
                           SETTING FORTH THE POWERS,
                      PREFERENCES, RIGHTS, QUALIFICATIONS,
                        LIMITATIONS AND RESTRICTIONS OF
                         SUCH SERIES OF PREFERRED STOCK



         Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Dreyer's Grand Ice Cream, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY
CERTIFY:

         That no shares of Series B Convertible Preferred Stock have been issued.

         That pursuant to the authority conferred upon the Board of Directors of the Corporation by paragraph (B) of Article FIFTH of the Certificate of Incorporation of the Corporation, and in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on May 2, 1994, adopted the following resolutions amending the Certificate of Designation of Series B Convertible Preferred Stock adopted by the Board of Directors on June 24, 1993:

         RESOLVED, that pursuant to the authority conferred upon the Board of Directors of the Corporation by paragraph (B) of Article FIFTH of the Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Certificate of Designation of Series B Convertible Preferred Stock adopted by the Board of Directors on June 24, 1993 (the "Certificate of Designation"), is hereby amended as set forth in these resolutions;

         RESOLVED, that subsection (a) of Section 2 of the Certificate of Designation is hereby amended to read in its entirety as follows:

                          "(a) The holders of shares of Series B Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation ranking junior to the Series B Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available there-for, cumulative cash dividends at an annual rate equal to the Adjusted Preferred Dividend Rate (as defined in Section 11) from and after the date of issuance of the Series B Preferred Stock (the "Issue Date"), as long as the shares of Series B Preferred Stock remain outstanding; provided, however, that such dividends shall cease to accrue and be cumulative on a given share of Series B Preferred Stock from and after October 1, 1997 if (i) the holder has been notified under Section 5(e) hereof that the share will be redeemed in 1997, and (ii) all dividends and other amounts due with respect to such share of Series B Preferred Stock are paid to the holder thereof on the redemption date specified in such notice or such dividends and other amounts are segregated and held in trust by the Company for payment upon surrender of such share in accordance with such notice. Dividends shall be computed on the basis of the Stated Value, and shall accrue and be payable quarterly, in arrears, on the last business day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date following the Issue Date."

         RESOLVED, that subsection (a) of Section 5 of the Certificate of Designation is hereby amended to read in its entirety as follows:

                          "(a) The Corporation shall have the right, at its sole option and election made in accordance with paragraph (e) of this Section 5, to redeem, out of funds legally available therefor, shares of Series B Preferred Stock, (i) after December 15, 1997, in whole or in part, in integral multiples of not less than $10,000,000, at any time and from time to time, or (ii) on or prior to December 15, 1997, in whole but not in part, if the Current Market Price per share of the Common Stock shall exceed the Scaled Conversion Price (as defined in Section 11) multiplied by 150% for at least 20 of 30 consecutive Trading Days, subject, in the case of each of clauses
                          (i) and (ii), to the final paragraph of this Section 5(a), at a redemption price equal to the Stated Value per share (the "Redemption Price"), plus an amount equal to all accrued and unpaid dividends to the date of redemption, in cash.

                                  In the event that any time a Change in
                          Control (as defined in Section 11) has occurred prior to a redemption pursuant to this Section 5(a), the Redemption Price per share until the expiration of the 90 day period referred to in Section 5(e)(ii) shall equal the greater of (i) the Redemption Price calculated above and (ii) the Change in Control Price (as defined in paragraph (d) below)."

         RESOLVED, that subsection (e)(i) of Section 5 of the Certificate of Designation is hereby amended to read in its entirety as follows:

                          "(e)(i) Notice of any redemption of shares of Series B Preferred Stock pursuant to paragraph (a) or (b) of this Section 5 which relate to a redemption date after December 15, 1997 and prior to January 1, 1998 shall be mailed at least 60 but not more than 120 days prior to the date fixed for redemption to each holder of shares of Series B Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. Notice of any redemption of shares of Series B Preferred Stock pursuant to paragraph (a) or (b) of this Section 5 which relate to a redemption date on or before December 16, 1997 or after December 31, 1997 shall be mailed at least 30 but not more than 60 days prior to the date fixed for redemption to each holder of shares of Series B Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series B Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series B Preferred Stock to be redeemed."

         IN WITNESS WHEREOF, the officers named below, acting for and on behalf of Dreyer's Grand Ice Cream, Inc., have hereunto subscribed their names on this 23rd day of May, 1994.

                                        DREYER'S GRAND ICE CREAM, INC.

                                        By: /s/ William F. Cronk, III
                                            __________________________
                                        Title:  President



Attest:

By: /s/ Paul R. Woodland
    _____________________________________
Title:  Vice President-Chief Financial
          Officer and Assistant Secretary